ECHO HEALTHCARE ACQUISITION CORP.

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia 22182

August ___, 2005

Windy City, Inc.

8000 Towers Crescent Drive

Suite 1300

Vienna, Virginia 22182

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date “Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Echo Healthcare Acquisition Corp. (“Echo”), and continuing until the earlier of the consummation by Echo of a “Business Combination” (as described in Echo’s prospectus relating to the IPO) or Echo’s liquidation (such date the “Termination Date”), Windy City, Inc. (“Windy City”) shall make available to Echo certain office and secretarial services as may be required by Echo from time to time, situated at 8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia 22182. In exchange therefore, Echo shall pay Windy City the sum of $7,500 per month commencing on the Effective Date and continuing monthly thereafter until the Termination Date. Echo has informed Windy City that certain net proceeds from the IPO are held in trust (the “Trust Fund”) for the benefit of the public stockholders as more fully described in the Company’s IPO prospectus. By agreeing and signing below, Windy City hereby waives any and all rights, interests, claims, demands, damages, actions, causes of action or suit of any nature whatsoever, known or unknown, foreseen or unforeseen, in law or equity, that Windy City may have against Echo or the Trust Fund in respect of funds held in the Trust Fund for the benefit of such public stockholders.

[signature page to follow]

                                                                               Very truly yours,

ECHO HEALTHCARE ACQUISITION CORP.

By: __________________________________
Name: Kevin Pendergest
Title: Chief Financial Officer and Treasurer

AGREED TO AND ACCEPTED BY:

WINDY CITY, INC.

By: ______________________________

Name: Joel Kanter

Title: President